                                                                   EXHIBIT 10.16

                         EXECUTIVE SEVERANCE AGREEMENT
                         -----------------------------



     This Executive Severance Agreement (the "Agreement") is made and entered into as of this _28_ day of June, 1996, by and between Option Care, Inc., a Delaware corporation (the "Company") and Erick E. Hanson, an individual residing in the State of Illinois (the "Executive").

                             W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Company (the "Board"), recognizes that the possibility of a Change in Control (as hereinafter defined in Section 1.1), exists and that the possibility of or the occurrence of a Change in Control may result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation; and

     WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its shareholders that the Company be able to receive and rely upon Executive's advice without concern that the Executive might be distracted by the personal uncertainties and risks associated with a Change in Control; and

     WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of the occurrence of a Change in Control, and for other good and valuable consideration, the Company and the Executive desire to enter into this Agreement; and

     WHEREAS, the Company and Executive each hereby acknowledge that this Agreement is not intended to be, and shall not be construed as, an express or implied contract of employment between the Company and the Executive;

     NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

                                   SECTION 1
                                  DEFINITIONS

     1.1  Definitions.  In addition to terms which may be defined within
          -----------
specific Sections of this Agreement, the following terms shall have the following meanings when used herein with initial capital letters:

     (a) "AFFILIATE" shall mean, as to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, within the meaning of such terms as used in Rule 405 under the Securities Act of 1933, as amended, or any successor rule.

     (b) "APPLICABLE ANNUAL EARNINGS" shall mean the sum of the Executive's Base Salary, plus 100% of the Executive's Bonus for personal services on behalf of the Company for the calendar year in which the Termination occurs (except that if Executive is subject to a Constructive Termination for Good Reason because his Base Salary or Bonus is reduced, then the current annual Base Salary and Bonus used to determine Applicable Annual Earnings shall be the annual Base Salary in effect or Bonus, as applicable, immediately prior to such Constructive Termination for Good Reason). Applicable Annual Earnings shall include Executive's current annual Base Salary and Bonus whether or not paid on a deferred basis, including, without limitation, amounts contributed by or on behalf of Executive under a Company sponsored plan, such as (i) a plan described in Section 125 or 401(k) of the Internal Revenue Code of 1986, as amended, or
(ii) any "excess benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended. Notwithstanding the preceding provisions of this paragraph, Applicable Annual Earnings do not include any income attributable to stock options, stock appreciation rights, performance awards, dividend credits, and restricted stock granted under, and dividends on shares acquired pursuant to, any stock option plan, restricted stock plan or performance unit plan.

     (c) "BASE SALARY" shall mean the sum of the Executive's current annual base salary, including, if applicable, any car allowance, club dues or other payments paid to or on behalf of the Executive by the Company determined, in each case, using the highest rate in effect up to and including the Termination Date and whether or not actually paid.

     (d) "BONUS" means an amount paid to Executive on an annual basis which is equal to forty percent (40%) of the Executive's then current Base Salary.

     (e) "CAUSE" shall mean that a majority of the Company's Board of Directors (the "Board") shall have determined that the Executive (i) willfully and continually failed to substantially perform his duties with the Company (other than a failure resulting from Executive's incapacity due to illness, physical or mental disability or other incapacity) and such failure continues for a period of thirty (30) days after the Board has given written notice to Executive providing a reasonable description of the basis for the determination that Executive has failed to perform his duties, (ii) has been convicted of a felony,
(iii) engaged in conduct constituting willful malfeasance in connection with his employment which is materially and demonstrably injurious to the Company and its subsidiaries taken as a whole. No act, or failure to act, on Executive's part, shall be considered "willful" for purposes of (i) or (iii) above unless he has acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interests of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by Executive after Notice of Termination (as herein defined) is given by Executive shall constitute Cause for purposes of this Agreement. No determination of Cause shall be final until the Executive and his legal advisors are given an opportunity to meet with the Board, contest the basis for termination, and demonstrate that Executive's continued employment is in the best interests of the Company.

     (f) "CONSTRUCTIVE TERMINATION FOR GOOD REASON" shall mean a termination of employment with the Company by the Executive pursuant to the provisions of
Section 2.2.

     (g) CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred as of the date that one or more of the following occurs:

          (i) Individuals who, as of the date hereof, constitute the entire Board of Directors of the Company ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the then Incumbent Directors shall be considered as though such individual was an Incumbent Director, but excluding, for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest, as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board; provided, further, that in the event Kapoor (as herein defined) at any time determines to achieve representation on the Company's Board of Directors approximately equal to his then ownership percentage of the Company's common stock, his implementation of such determination through the election of Kapoor Affiliates as directors of the Company shall not be deemed to be a Change in Control and such Kapoor Affiliates shall constitute Incumbent Directors;

          (ii) The stockholders of the Company shall approve (A) any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company), or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") where (1) the stockholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares or other ownership interests representing in the aggregate eighty percent (80%) or more of (a) the then outstanding common stock or other equity interests of the corporation or other entity surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the "Surviving Entity") (or of its ultimate parent corporation or other entity, if any), and (b) the Combined Voting Power (as herein defined) of the then outstanding Voting Securities (as herein defined) of the Surviving Entity (or of its ultimate parent corporation or other entity, if any) or (2) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such

     Acquisition Transaction constitute a majority of the Board of Directors, or similar managing group, of the Surviving Entity (or of its ultimate parent corporation or other entity, if any), or (B) any plan or proposal for the liquidation or dissolution of the Company; or

          (iii) Any Person, other than Kapoor, shall be or become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange
     Act), directly or indirectly, of securities of the Company representing in the aggregate more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company ("Common Shares") or (B) the Combined Voting Power of all then outstanding Voting Securities of the Company.

     (h) "COMBINED VOTING POWER" shall mean the aggregate votes entitled to be cast generally in the election of the Board of Directors, or similar managing group, of a corporation or other entity by holders of then outstanding Voting Securities of such corporation or other entity.

     (i) "DISABILITY" shall mean (i) the inability of Executive for a period of six consecutive months to perform his duties, because of illness, physical or mental disability or other incapacity, or (ii) at such earlier time as Executive submits satisfactory medical evidence that he has an illness, physical or mental disability or other incapacity which is expected to prevent him from returning to the performance of his work duties for six months or longer.

     (j) "EMPLOYEE BENEFITS" means the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which the Executive is entitled to participate which provide group or other life, health, medical/hospital, or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense reimbursement, and other similar employee benefit policies, plans, programs or arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Company, providing perquisites, benefits and service credit for benefits at least as great in the aggregate as are payable thereunder prior to a Change in Control; provided, however, that the term "Employee Benefits" shall not include any stock option, stock purchase, stock appreciation, savings, pension, supplemental executive retirement or other retirement income or welfare benefit, deferred compensation, incentive compensation, or similar plans.

     (k) "KAPOOR" shall mean John N. Kapoor, a resident of the State of Illinois or any Person who or which is an Affiliate of Kapoor.

     (l) "NOTICE OF TERMINATION" shall mean a notice which indicates the specific termination provisions in this Agreement relied upon as a basis for Termination. For purposes of this Agreement, no purported Termination of employment shall be effective without such Notice of Termination.

     (m) "PERSON" shall mean any individual, entity (including, without limitation, any corporation, partnership, Company, joint venture, association or governmental body) or group (as defined in Sections 14(d)(3) or 15(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that Person shall not include the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its majority-owned subsidiaries or any entity organized, appointed or established by the Company or such subsidiaries for or pursuant to the terms of any such plan.

     (n) "SEVERANCE BENEFITS" shall mean the compensation and other benefits set forth in Sections 3 and 5, as applicable.

     (o) "SEVERANCE PERIOD" shall mean a period of twelve (12) months commencing with the date of consummation of a Change in Control, or, if applicable, the period prior to a Change of Control as provided in Section 7.2.

     (p)  "TERMINATION" shall have the meaning provided in Section 3.1.

     (q) "TERMINATION DATE" shall mean, in the case of the Executive's death, his date of death, in the case of the Executive voluntarily terminating his employment with the Company other than for Constructive Termination for Good Reason, his last day of employment with the Company, and in all other cases, the date specified in the Notice of Termination subject to the following:

          (i) If the Executive's employment is terminated by the Company, the date specified in the Notice of Termination shall be at least thirty (30) days after the date the Notice of Termination is given to the Executive, provided, however, that in the case of Disability, the Executive shall not
     --------  -------
     have returned to the full-time performance of his duties during such period of at least thirty (30) days; or

          (ii) If the Executive's employment is terminated for Constructive Discharge for Good Reason, the date specified in the Notice of Termination shall not be more than sixty (60) days after the date the Notice of Termination is given to the Company.

     (r) "VOTING SECURITIES" shall mean all securities of a corporation or other entity having the right under ordinary circumstances to vote in an election of the Board of Directors, or similar managing group, of such corporation or other entity.


                                   SECTION 2
                   TERMINATION FOLLOWING A CHANGE IN CONTROL

     2.1. Termination by the Company.  On or after the occurrence of a Change in
          --------------------------
Control, if the Executive's employment is terminated by the Company during the Severance Period for any reason other than (i) the Executive's death or (ii) for Cause, the Executive shall be entitled to the Severance Benefits as provided by Sections 3 and 5, as applicable.

     2.2  Constructive Termination for Good Reason.  Upon the occurrence during
          ----------------------------------------
the Severance Period of one or more of the following events (regardless of whether any other reason, other than Cause, for termination exists or has occurred, including, without limitation, the Executive's acceptance and/or commencement of other employment), the Executive may, within ninety (90) days after the occurrence of any of the following events, terminate his employment with the Company and become entitled to the Severance Benefits as provided by Sections 3 and 5, as applicable (the election of the Executive to terminate his employment under this Section 2.2 shall constitute "Constructive Termination for Good Reason"):

          (a) failure to maintain the Executive in the office or the position, or a substantially equivalent office or position (other than the office of director of the Company), of or with the Company which the Executive held immediately prior to a Change in Control;

          (b) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Executive held immediately prior to the Change in Control (other than service as a director), a reduction in the aggregate of the Executive's Base Salary and Bonus received from the Company, or the termination or denial of the Executive's rights to Employee Benefits or a reduction in the scope or value thereof, except for any such termination or denial, or reduction in the scope or value, of any Employee Benefits applicable generally to all recipients of or participants in such Employee Benefits;

          (c) the determination by the Executive (which determination will be conclusive and binding upon the parties hereto provided it has been made in good faith and in all events will be presumed to have been made in good faith unless otherwise shown by the Company by clear and convincing evidence) that a change in circumstances has occurred following a Change in Control, including without limitation a change in the scope of the business or other activities for which the Executive was responsible immediately prior to the Change in Control, which has rendered the Executive substantially unable to carry out, or has caused the Executive to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities, or duties attached to the position held by the Executive immediately prior to the Change in Control (other than as a director of the Company), which situation is not remedied within five (5) calendar days after written notice to the Company from the Executive of such determination;

          (d) the liquidation, dissolution, merger, consolidation, or reorganization of the Company or transfer of all or substantially all of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which all or substantially all of the Company's business and/or assets have been transferred (directly or by operation of law) assumes all duties and obligations of the Company under this Agreement;

          (e) The Company relocates its principal executive offices, or requires the Executive to have the Executive's principal location of work changed, to any location which is in excess of 25 miles from the location thereof immediately prior to the Change in Control, or requires the Executive to travel away from the Executive's office in the course of discharging the Executive's responsibilities or duties hereunder at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of the Executive in any of the two full years, or such shorter period of time as the Executive may have held his position with the Company, immediately prior to the Change in Control without, in either case, the Executive's prior written consent; and/or

          (f) without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Company or any successor thereto.

     2.3. Executive's Other Rights.  A termination by the Company pursuant to
          ------------------------
Section 2.1 or by the Executive pursuant to Section 2.2 will not affect any rights which the Executive may have pursuant to any other agreement, policy, plan, program or arrangement of the Company providing Employee Benefits or any rights attributable to stock options, stock appreciation rights, performance awards, dividend credits and restricted stock, if any, granted to the Executive under, and dividends on shares acquired pursuant to, any stock option plan, restricted stock plan, performance unit plan, or other similar plan, which rights will be governed by the terms of such plans.


                                   SECTION 3
                     RIGHTS AND BENEFITS UPON TERMINATION

     3.1. Termination Payments.  In the event Executive shall become entitled to
          --------------------
receive the rights and benefits described in this Section as a result of the termination by the Company under Section 2.1 or a Constructive Termination for Good Reason under Section 2.2 within the Severance Period (hereinafter collectively referred to as a "Termination"), the Company agrees to provide or cause to be provided to Executive the following rights and benefits:

     (a) The Company shall pay to the Executive in a lump sum, by certified check, within ten (10) "business days" (which for purposes of this Agreement shall mean any day other than Saturday, Sunday, or public holiday under the laws of the State of Illinois) after the Termination Date, or, at the election of Executive, in twelve (12) equal monthly installments, an amount equal to the aggregate of the following:

          i.   The sum of:

               (i) The Executive's proportionate amount of the Base Salary through the Termination Date, to the extent not theretofore paid; plus

               (ii) Any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid.

          ii. An amount equal to two hundred percent (200%) of the Executive's Applicable Annual Earnings.

     (b) For the balance of the Severance Period, but in no event for less than one year, the Company will arrange to provide the Executive with all Employee Benefits substantially similar to those which the Executive was receiving or entitled to receive immediately prior to the Termination Date, except that the level of any such Employee Benefits to be provided to the Executive may be reduced in the event of a corresponding reduction applicable generally to all recipients of or participants in such Employee Benefits, and the Severance Period will be considered service with the Company for the purpose of determining service credits and benefits due and payable to the Executive under the Company's retirement income, supplemental executive retirement, and other benefit plans of the Company applicable to the Executive, the Executive's dependents, or the Executive's beneficiaries immediately prior to the Termination Date. If and to the extent that any benefit described in the immediately preceding sentence is not or cannot be paid or provided under any policy, plan program or arrangement of the Company, then the Company will itself pay or provide for the payment of such Employee Benefits to the Executive, and, if applicable, the Executive's dependents and Beneficiaries.

     3.2  Bonus Payment.  In the event (a) of a Change of Control shall be
          -------------
consummated during calendar year 1996, or (b) a Termination in 1996 during the Severance Period or in 1997 but prior to payment of the Bonus for calendar year 1996, then, within thirty (30) days of any such event, the Company shall pay to Executive one hundred percent (100%) of the Bonus which would be payable to Executive for 1996, which Bonus the Company and Executive agree shall be equal to $90,000.


                                   SECTION 4
                                  MITIGATION

     4.1  No Duty to Mitigate.  In no event shall the Executive be obligated to
          -------------------
seek other employment or take any other action by way of mitigation of the amount payable to the Executive under any of the provisions of this agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

                                   SECTION 5
                              ADDITIONAL PAYMENTS

     In addition to the amounts payable to the Executive pursuant to Section 3, the Company shall make the following payments to the Executive to the extent applicable:

     5.1. Change of Control Bonus.  In the event a Change of Control is
          -----------------------
consummated while this Agreement is in effect (the "Transaction"), the Company agrees to pay to Executive within thirty (30) days of the consummation of the Transaction, the sum of One Hundred Fifty Thousand Dollars ($150,000) in partial recognition of the Executive's efforts to bring about the Transaction and of the value added to the Company during the Executive's tenure with the Company.

     5.2. Excise Tax Payment.
          ------------------

     (a) Notwithstanding anything contained in this Agreement to the contrary, in the event that any payment or distribution to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any interest and penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     (b) a determination shall be made as to whether and when a Gross-Up Payment is required pursuant to this Section 5.2(b) and the amount of such Gross Up Payment, such determination to be made within fifteen (15) business days of the Termination Date, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax). Such determination shall be made by a national independent accounting firm selected by the Executive (the "Accounting Firm"). All fees, costs and expenses (including, but not limited to, the cost of retaining experts) of the Accounting Firm shall be borne by the Company and the Company shall pay such fees, costs and expenses as they become due. The Accounting Firm shall provide detailed supporting calculations, acceptable to the Executive, both to the Company and the Executive. The Gross-Up Payment, if any, as determined pursuant to this Section
5.2 shall be paid by the Company to the Executive within five (5) business days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an unqualified opinion that no Excise Tax will be imposed with respect to any such Payment or Payments. Any such initial determination by the Accounting Firm of the Gross-Up Payment shall be binding upon the Company and the Executive subject to the application of Section 5.2(c).

     (c) As a result of the uncertainty on the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Overpayment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred upon notice (formal or informal) to the Executive from any governmental taxing authority that the tax liability of the Executive (whether in respect of the then current taxable year of the Executive or in respect of any prior taxable year of the Executive) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment. An Overpayment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax should not be imposed upon a Payment or Payments with respect to which the Executive has previously received a Gross-Up Payment. A Final Determination shall be deemed to have occurred when the Executive has received from the applicable governmental taxing authority a refund of taxes or other reduction in his tax liability by reason of the Overpayment and upon either (i) the date of determination as made by, or an agreement is entered into with, the governmental taxing authority which finally and conclusively binds that Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (ii) the expiration of the statute of limitations with respect to the Executive's applicable tax return. If an Underpayment occurs, the Executive shall promptly notify the Company and the Company shall pay to the Executive at least five (5) business days prior to the date on which the applicable governmental taxing authority has requested payment, an additional Gross-up Payment equal to the amount of the Underpayment plus any interest and penalties imposed on the Underpayment. If an Overpayment occurs, the amount of the Overpayment shall be treated as a loan by the Company to the Executive and the Executive shall, within ten (10) business days of the occurrence of such Overpayment, pay to the Company the amount of the Overpayment plus interest at an annual rate equal to the rate provided for in Section 1274(b)(2)(B) of the Code from the date the Gross-Up Payment (to which the Overpayment relates) was paid to the Executive.

     (d) Notwithstanding anything contained in this Agreement to the contrary, in the event it is determined that an Excise Tax will be imposed on any Payment or Payments, the Company shall pay to the applicable governmental taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withhold from the Payment or Payments.


                                   SECTION 6
                            LEGAL FEES AND EXPENSES

     6.1. Retention of Counsel.  It is the intent of the Company that the
          --------------------
Executive not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of the Executive's rights to compensation upon a Termination by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare the Agreement to pay Executive compensation upon a Termination void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the expense of the Company as hereinafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Company director, officer, stockholder, or other person affiliated with the Company, in any jurisdiction.

     6.2. Waiver of Conflict.  Notwithstanding any existing or prior attorney-
          ------------------
client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship will exist between the Executive and such counsel.

     6.3. Reimbursement of Expenses of Counsel.  Without regard to whether the
          ------------------------------------
Executive prevails in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Executive in connection with any of the matters set forth in this Section 6.


                                   SECTION 7
                              EMPLOYMENT RIGHTS;
                    TERMINATION PRIOR TO CHANGE IN CONTROL

     7.1. No Right to Employment.  Nothing expressed or implied in this
          ----------------------
Agreement will create any right or duty on the part of the Company or the Executive to have the Executive remain in the employ of the Company prior to or following any Change in Control, it being acknowledged and agreed by and between the Company and the Executive that the Executive's employment with the Company is and shall continue to be terminable "at will" by either party.

     7.2. Termination Prior to Change in Control.  Any termination by the
          --------------------------------------
Company of the employment of the Executive, other than for death or Cause, or the removal of the Executive from any office or position in the Company, other than for Cause, following the commencement of any discussion with a third person that results in a Change in Control within 90 calendar days after such termination or removal shall be deemed to be a Termination of the Executive's employment after a Change in Control for purposes of this Agreement.


                                   SECTION 8
                                     TERM

     8.1. Term.  The term of this Agreement shall be deemed to commence and be
          ----
effective as of the date of this Agreement and shall, subject to Section 8.2, continue to and including July 1, 1997. At any time within sixty (60) days of the end of such term or any renewal terms, the parties hereto may renew this Agreement in writing for additional terms of one year, or such other period as the parties may agree.

     8.2. Termination for Death, Disability or Outside of the Severance Period.
          --------------------------------------------------------------------
Except with respect to the provisions of this Agreement that provide for payments to be made to Executive after a Termination, or that impose obligations upon the Company or grant rights that may be exercised by Executive after a Termination, this Agreement shall terminate automatically without further action by either of the parties hereto upon the death or Disability of Executive or the termination of Executive's employment with the Company for any reason or no reason that do not occur in the Severance Period, in accordance with Executive's status as an employee at will.

                                   SECTION 9
                                 MISCELLANEOUS

     9.1. Representation by Executive.  Executive hereby represents and warrants
          ---------------------------
to the Company that there are no agreements or understandings that would make unlawful his execution or delivery of this Agreement.

     9.2. Notices.  All notices, renewals and other communications required or
          -------
permitted under this Agreement must be in writing and shall be deemed to have been given if delivered or mailed, by certified mail, first class postage prepaid, to the parties at the addresses set forth beneath their respective signatures to this Agreement, as the same may be changed in writing form time to time.

     9.3. Entire Agreement.  The parties expressly agree that this Agreement is
          ----------------
contractual in nature and not a mere recital, and that it contains all the terms and conditions of the agreement between the parties with respect to the matters set forth herein. All prior negotiations, agreements, arrangements, understandings and statements between the parties relating to the matters set forth herein that have occurred at any time or contemporaneously with the execution of this Agreement are superseded and merged into this completely integrated Agreement. The Recitals set forth above shall be deemed to be part of this Agreement.

     9.4. Governing Law.  This Agreement was negotiated and is performable in
          -------------
Lake County, Illinois and shall be governed by the laws of the State of Illinois without giving effect to principles of conflicts of law.

     9.5. Severability.  If any provision of the Agreement is held to be
          ------------
illegal, invalid or unenforceable under any present or future law, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and in lieu of such provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the Company and Executive hereby request the court or any arbitrator to Company and Executive hereby request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise unenforceable covenant in accordance with the proceeding provision.

     9.6. Counterparts.  This Agreement may be executed in multiple identical
          ------------
counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one and the same instrument. In making proof of this Agreement, it shall be necessary to produce or account for more than one counterpart executed by the party sought to be charged with performance hereunder.

     9.7. Assignment and Delegation.  All rights, covenants and agreements of
          -------------------------
the Company set forth in this Agreement shall unless otherwise provided herein, be binding upon and inure to the benefit of the Company's respective successors and assigns. All rights, covenants and agreements of Executive set forth in this Agreement shall, unless otherwise provided herein, not be assignable by Executive, and shall be considered personal to Executive for all purposes.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first set forth above.

                                             OPTION CARE, INC.



                                             By:      /s/ John Kapoor
                                                -------------------------------
                                             Title:   Chairman of the Board
                                                   ----------------------------


                                             Notice Address:
                                             100 Corporate North
                                             Suite 212
                                             Bannockburn, Illinois 60015



                                                  /s/  Erick E. Hanson
                                             ----------------------------------
                                             ERICK E. HANSON

                                             Notice Address:
                                             1330 St. William Drive
                                             Libertyville, Illinois 60048